Exhibit 99.B-(d)(86)

INVESTMENT SUB-ADVISORY AGREEMENT

SEI INSTITUTIONAL MANAGED TRUST

AGREEMENT made as of this 25th day of July, 2006 between SEI Investments Management Corporation (the “Adviser”) and Record Currency Management Limited (the “Sub-Adviser”).

WHEREAS, SEI Institutional Managed Trust, a Massachusetts business trust (the “Trust”), is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated December 16, 1994, as amended, (the “Advisory Agreement”) with the Trust, pursuant to which the Adviser acts as investment adviser to the series of the Trust set forth on Schedule A attached hereto (the “Fund”), as such Schedule may be amended by mutual agreement of the parties hereto; and

WHEREAS, the Adviser, with the approval of the Trust, desires to retain the Sub-Adviser to provide investment advisory services to the Adviser in connection with the management of the Fund, and the Sub-Adviser is willing to render such investment advisory services.

NOW, THEREFORE, the parties hereto agree as follows:

1.             Duties of the Sub-Adviser.

(a)           Subject to supervision by the Adviser and the Trust’s Board of Trustees, the Sub-Adviser shall manage all of the securities and other assets, including, for the avoidance of doubt, currency forward contracts and other currency derivatives, of the Fund allocated to it hereunder (the “Assets”), including making all related investment decisions with respect to the Assets and placing all orders for transactions with respect to the Assets, subject to and in accordance with (i) the Fund’s investment objectives, policies and restrictions applicable to the strategies pursuant to which the Assets are to be managed, as stated in the Fund’s prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time (referred to collectively as the “Prospectus”); (ii) the Trust’s Declaration of Trust (as defined herein); (iii) the written instructions and directions of the Adviser, including any investment guidelines that may be agreed upon between the Adviser and Sub-Adviser from time to time, and of the Board of Trustees of the Trust; and (iv) the requirements of the 1940 Act, the Internal Revenue Code of 1986 (the “Code”) and all other applicable federal and state laws and regulations, as each is amended from time to time, it being understood and agreed, however, that the Sub-Adviser shall not be responsible under this Agreement for the Fund’s overall compliance with any provision of the 1940 Act, the Code or any other federal or state law or regulation, or any diversification requirements under the 1940 Act or the Code that relate directly or indirectly to the Assets.

(b)           The Sub-Adviser shall determine the Assets to be purchased or sold by the Fund as provided in subparagraph (a) and will place orders with or through such persons, brokers or dealers to carry out the policy with respect to brokerage set forth in the Fund’s Prospectus or as the Board of Trustees or the Adviser may direct from time to time, in conformity with all federal securities laws. In executing Fund transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services provided (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934 (the “Exchange Act”)). Consistent with any guidelines established by the Board of Trustees of the Trust and Section 28(e) of the Exchange Act, the Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer — viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to its discretionary clients, including the Fund. In addition, the Sub-Adviser is authorized to allocate purchase and sale orders for securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser, Sub-Adviser or the Trust’s principal underwriter) if the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will the Fund’s Assets be purchased from or sold to the Adviser, Sub-Adviser, the Trust’s principal underwriter, or any affiliated person of either the Trust, Adviser, the Sub-Adviser or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission (“SEC”) and the 1940 Act.

(c)           The Sub-Adviser shall maintain all books and records with respect to transactions involving the Assets required by subparagraphs (b)(5), (6), (7), (9) and (10) and paragraph (f) of Rule 31a-1 under the 1940 Act. The Sub-Adviser shall provide to the Adviser or the Board of Trustees such periodic and special reports, balance sheets or financial information, and such other information with regard to its affairs as the Adviser or Board of Trustees may reasonably request.

The Sub-Adviser shall keep the books and records relating to the Assets required to be maintained by the Sub-Adviser under this Agreement and shall timely furnish to the Adviser all information relating to the Sub-Adviser’s services under this Agreement needed by the Adviser to keep the other books and records of the Fund required by Rule 31a-1 under the 1940 Act. The Sub-Adviser shall also furnish to the Adviser any other information in its possession or control relating to the Assets that is required to be filed by the Adviser or the Trust with the SEC or sent to shareholders under the 1940 Act (including the rules adopted thereunder) or any exemptive or other relief that the Adviser or the Trust obtains from the SEC. The Sub-Adviser agrees that all records that it maintains on behalf of the Fund are property of the Fund and the Sub-Adviser will surrender promptly to the Fund any of such records upon the Fund’s request; provided, however, that the Sub-Adviser may retain a copy of such records. In addition, for the duration of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor sub-adviser upon the termination of this Agreement (or, if there is no successor sub-adviser, to the Adviser).

(d)           The Sub-Adviser shall provide the Fund’s custodian on each business day with information relating to all transactions concerning the Assets and shall provide the Adviser with such information upon request of the Adviser.

(e)           The investment management services provided by the Sub-Adviser under this Agreement are not to be deemed exclusive and the Sub-Adviser shall be free to render similar services to others and to engage in other activities; provided, however, that the Sub-Adviser will not undertake any activities which, in its reasonable judgment, would be reasonably likely to materially and adversely affect the performance of its obligations under this Agreement. This Agreement shall not in any way limit or restrict the Sub-Adviser or any of its directors, officers, employees or agents from buying, selling or trading any securities or other investment instruments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities do not adversely affect in any material way or otherwise materially impair the performance by the Sub-Adviser of its duties and obligations under this Agreement. The Adviser and the Trust recognize and agree that the Sub-Adviser may provide advice to or take action with respect to other clients, which advice or action, including the timing and nature of such action, may differ from or be identical to advice given or action taken with respect to the Fund.

(f)            The Sub-Adviser shall promptly notify the Adviser of any financial condition that is likely to impair the Sub-Adviser’s ability to fulfill its commitment under this Agreement.

(g)           The Sub-Adviser shall not be responsible for reviewing proxy solicitation materials or voting and handling proxies in relation to the securities held as Assets in the Fund. If the Sub-Adviser receives a misdirected proxy, it shall promptly forward such misdirected proxy to the Adviser.

(h)           In performance of its duties and obligations under this Agreement, the Sub-Adviser shall not consult with any other sub-adviser to the Fund or a sub-adviser to a portfolio that is under common control with the Fund concerning the Assets of the Fund, except as permitted by the policies and procedures of the Fund. The Sub-Adviser shall not provide investment advice to any assets of the Fund other than the Assets.

(i)            On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Sub-Adviser, the Sub-Adviser may, to the extent permitted by applicable law and regulations, aggregate the order for securities to be sold or purchased. In such event, the Sub-Adviser will allocate securities so purchased or sold, as well as the expenses incurred in the transaction, in a manner the Sub-Adviser reasonably considers to be equitable and consistent with its fiduciary obligations to the Fund and to such other clients under the circumstances.

Services to be furnished by the Sub-Adviser under this Agreement may be furnished through the medium of any of the Sub-Adviser’s partners, officers, employees or control affiliates; provided, however, that the use of such mediums does not relieve the Sub-Adviser from any obligation or duty under this Agreement.

2.             Duties of the Adviser.

(a)           The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser’s performance of its duties under this Agreement; provided, however, that in connection with its management of the Assets, nothing herein shall be construed to relieve the Sub-Adviser of its responsibilities in Section 1 above. The Adviser shall procure that, throughout the duration of this Agreement, the Sub-Adviser is provided promptly with such accurate information as it shall reasonably request to provide to the counterparties with whom the Sub-Adviser is authorized to transact on behalf of the Trust.

(b)           The Adviser has furnished the Sub-Adviser a copy of the Prospectus of the Fund and agrees, during the continuance of this Agreement, to furnish the Sub-Adviser copies of any revisions or supplements thereto that affect the Sub-Adviser’s duties and obligations under this Agreement at, or, if practicable, before the time the revisions or supplements become effective. The Adviser agrees to furnish the Sub-Adviser with minutes of meetings of the trustees of the Trust applicable to the Fund to the extent they may affect the duties of the Sub-Adviser, and with copies of any financial statements or reports made by the Fund to its shareholders, and any further materials or information which the Sub-Adviser may reasonably request to enable it to perform its functions under this Agreement.

(c)           The Adviser shall provide the Sub-Adviser with a copy of the Trust’s agreement with the custodian designated to hold the assets of the Trust (the “Custodian”) and any modifications thereto (the “Custody Agreement”) that affect the Sub-Adviser’s duties and obligations under this Agreement, copies of such modifications to be provided to the Sub-Adviser at, or, if practicable, before the time such modifications become effective.

3.             Delivery of Additional Documents. The Adviser has furnished the Sub-Adviser with copies of each of the following documents, and, to the extent such document affects the Sub-Adviser’s duties and obligations under this Agreement, will furnish any and all future amendments to such documents to the Sub-Adviser:

(a)           The Trust’s Agreement and Declaration of Trust, as filed with the Secretary of State of the Commonwealth of Massachusetts (such Agreement and Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time, herein called the “Declaration of Trust”); and

(b)           By-Laws of the Trust (such By-Laws, as in effect on the date of this Agreement and as amended from time to time, are herein called the “By-Laws”).

4.             Compensation to the Sub-Adviser; Expenses. For the services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee at the rate specified in Schedule B which is attached hereto and made part of this Agreement. The fee will be paid to the Sub-Adviser monthly. For the avoidance of doubt, notwithstanding the fact that the Agreement has not been terminated, no fee will be accrued under this Agreement with respect to any day that the value of the Assets equals zero. Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretation), the Sub-Adviser may, in its discretion and from time to time, waive a portion of its fee.

Except for expenses specifically assumed or agreed to be paid by the Sub-Adviser pursuant hereto, the Sub-Adviser shall not be liable for any expenses of the Adviser or the Trust including, without limitation, (a) interest and taxes, (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments with respect to the Fund, and (c) custodian fees and expenses. The Sub-Adviser will pay its own expenses incurred in furnishing the services to be provided by it pursuant to this Agreement.

5.             Limitation of Liability and Indemnification.

(a)           Except as may otherwise be provided by the 1940 Act or other federal securities laws, neither the Sub-Adviser nor any of its officers, directors, employees or agents shall be subject to any liability under this Agreement for any error of judgment or any loss arising out of any investment or other act or omission in the course of, connected with, or arising out of any service to be rendered under this

Agreement, except by reason of willful misfeasance, bad faith or gross negligence in the performance of the Sub-Adviser’s duties hereunder; by reason of reckless disregard by the Sub-Adviser of its duties hereunder; or any violation by the Sub-Adviser of any applicable federal or state law or regulation or any duty imposed under federal or state law.

(b)           Except as may otherwise be provided by the 1940 Act or other federal securities laws, neither the Adviser nor any of its officers, directors, employees or agents shall be subject to any liability under this Agreement for any error of judgment or any loss arising out of any investment or other act or omission in the course of, connected with, or arising out of any service to be rendered under this Agreement, except by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties hereunder; by reason of reckless disregard by the Adviser of its duties hereunder; or any violation by the Adviser of any applicable federal or state law or regulation or any duty imposed under federal or state law.

(c)           The Sub-Adviser shall indemnify and hold harmless the Adviser and its officers, directors, employees and agents from and against any and all claims, losses, liabilities or damages (including reasonable attorney’s fees and other related expenses) howsoever arising from or in connection with the performance of the Sub-Adviser’s obligations under this Agreement in the event, but only in the event, that the Sub-Adviser is grossly negligent in the performance of its duties hereunder or has acted in bad faith or with willful misfeasance or reckless disregard in the performance of its duties hereunder; provided, however, that the Sub-Adviser’s obligation under this Paragraph 5(c) shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Adviser, is caused by or is otherwise directly related to the Adviser’s own willful misfeasance, bad faith or gross negligence, or to the reckless disregard of its duties under this Agreement.

(d)           The Adviser shall indemnify and hold harmless the Sub-Adviser and its officers, directors, employees and agents from and against any and all claims, losses, liabilities or damages (including reasonable attorney’s fees and other related expenses) howsoever arising from or in connection with the performance of the Adviser’s obligations under this Agreement in the event, but only in the event, that the Adviser is grossly negligent in the performance of its duties hereunder or has acted in bad faith or with willful misfeasance or reckless disregard in the performance of its duties hereunder; provided, however, that the Adviser’s obligation under this Paragraph 5(d) shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Sub-Adviser, is caused by or is otherwise directly related to the Sub-Adviser’s own willful misfeasance, bad faith or gross negligence, or to the reckless disregard of its duties under this Agreement.

6.             Duration and Termination. This Agreement shall become effective upon approval by the Trust’s Board of Trustees and its execution by the parties hereto. Pursuant to the exemptive relief obtained in the SEC Order dated April 29, 1996, Investment Company Act Release No. 21921, approval of the Agreement by a majority of the outstanding voting securities of the Fund is not required, and the Sub-Adviser acknowledges that it and any other sub-adviser so selected and approved shall be without the protection (if any) accorded by shareholder approval of an investment adviser’s receipt of compensation under Section 36(b) of the 1940 Act.

This Agreement shall continue in effect for a period of more than two years from the date hereof and from year to year thereafter only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated with respect to the Fund (a) by the Fund at any time, without the payment of any penalty, by the vote of a majority of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund on not more than 60 days’ nor less than 30 days’ written notice to the Sub-Adviser, (b) by the Adviser at any time, without the payment of any penalty, on not more than 60 days’ nor less than 30 days’ written notice to the Sub-Adviser, or (c) by the Sub-Adviser at any time, without the payment of any penalty, on 90 days’ written notice to the Adviser. This Agreement shall terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Advisory Agreement with the Trust. As used in this Paragraph 6, the terms “assignment” and “vote of a majority of the outstanding voting securities” shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

7.             Compliance Program of the Sub-Adviser. The Sub-Adviser hereby represents and warrants that:

(a)           in accordance with Rule 206(4)-7 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), the Sub-Adviser has adopted and implemented and will maintain written policies and procedures reasonably designed to prevent violation by the Sub-Adviser and its supervised persons (as such term is defined in the Advisers Act) of the Advisers Act and the rules the SEC has adopted under the Advisers Act; and

(b)           to the extent that the Sub-Adviser’s activities or services could affect the Fund, the Sub-Adviser has adopted and implemented and will maintain written policies and procedures that are reasonably designed to prevent violation of the “federal securities laws” (as such term is defined in Rule 38a-1 under the 1940 Act) by the Fund and the Sub-Adviser (the policies and procedures referred to in this Paragraph 7(b), along with the policies and procedures referred to in Paragraph 7(a), are referred to herein as the Sub-Adviser’s “Compliance Program”).

8.             Reporting of Compliance Matters.

(a)           The Sub-Adviser shall promptly provide to the Trust’s Chief Compliance Officer (“CCO”) the following documents:

(i)            copies of all SEC examination correspondences, including correspondences regarding books and records examinations and “sweep” examinations, issued during the term of this Agreement, in which the SEC identified any concerns, issues or matters (such correspondences are commonly referred to as “deficiency letters”) relating to any aspect of the Sub-Adviser’s investment advisory business and the Sub-Adviser’s responses thereto;

(ii)           a report of any material violations of the Sub-Adviser’s Compliance Program or any “material compliance matters” (as such term is defined in Rule 38a-1 under the 1940 Act) that have occurred with respect to the Sub-Adviser’s Compliance Program during the term of this Agreement;

(iii)          a report of any material changes to the policies and procedures that comprise the Sub-Adviser’s Compliance Program;

(iv)          a copy of the Sub-Adviser’s chief compliance officer’s report (or similar document(s) which serve the same purpose) regarding his or her annual review of the Sub-Adviser’s Compliance Program, as required by Rule 206(4)-7 under the Advisers Act; and

(v)           an annual (or more frequently as the Trust’s CCO may reasonably request) representation regarding the Sub-Adviser’s compliance with Paragraphs 7 and 8 of this Agreement.

(b)           The Sub-Adviser shall also provide the Trust’s CCO with:

(i)            reasonable access to the testing, analyses, reports and other documentation, or summaries thereof, that the Sub-Adviser’s chief compliance officer relies upon to monitor the effectiveness of the implementation of the Sub-Adviser’s Compliance Program; and

(ii)           reasonable access, during normal business hours, to the Sub-Adviser’s facilities for the purpose of conducting pre-arranged on-site compliance related due diligence meetings with personnel of the Sub-Adviser.

9.             Governing Law. This Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

10.           Severability. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

11.           Notice. Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:

To the Adviser at:	SEI Investments Management Corporation One Freedom Valley Drive Oaks, PA 19456 Attention: Legal Department

To the Trust’s CCO at:	SEI Investments Management Corporation One Freedom Valley Drive Oaks, PA 19456 Attention: Russ Emery

To the Sub-Adviser at:	Record Currency Management Limited Morgan House Madeira Walk Windsor, Berkshire SL4 1EP Attention: Mike Timmins

12.           Non-Hire/Non-Solicitation. The Sub-Adviser hereby agrees that so long as the Sub-Adviser provides services to the Adviser or the Trust and for a period of one year following the date on which the Sub-Adviser ceases to provide services to the Adviser and the Trust, the Sub-Adviser shall not, without the consent of the Adviser, for any reason, directly or indirectly, on the Sub-Adviser’s own behalf or on behalf of others, hire any person employed by the Adviser, whether or not such person is a full-time employee or whether or not any person’s employment is pursuant to a written agreement or is at-will. The Sub-Adviser further agrees that, to the extent that the Sub-Adviser breaches the covenant described in this paragraph, the Adviser shall be entitled to pursue all appropriate remedies in law or equity.

13.           Noncompete Provisions.

(a)           The Sub-Adviser hereby agrees that, the Sub-Adviser will:

(i)            waive enforcement of any noncompete agreement or other agreement or arrangement between the Sub-Adviser and any employee of the Sub-Adviser that restricts, limits, or otherwise interferes with the ability of the Adviser to employ or engage such employee, or any entity that employs such employee to provide investment advisory or other services to the

Fund, provided that, such employee or such entity does not, without the consent of the Sub-Adviser, use in any way the Sub-Adviser’s proprietary information or investment process, and will transmit to any person or entity notice of such waiver as may be required to give effect to this provision; and

(ii)           not become a party to any noncompete agreement or other agreement or arrangement with any employee of the Sub-Adviser that restricts, limits or otherwise interferes with the ability of the Adviser to employ or engage such employee or any entity that employs such employee to provide investment advisory or other services to the Fund, provided that, such employee or such entity does not, without the consent of the Sub-Adviser, use in any way the Sub-Adviser’s proprietary information or investment process.

(b)           Notwithstanding any termination of this Agreement, the Sub-Adviser’s obligations under this Paragraph 13 shall survive.

14.           Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement’s subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

In the event the terms of this Agreement are applicable to more than one portfolio of the Trust (for purposes of this Paragraph 14, each a “Fund”), the Adviser is entering into this Agreement with the Sub-Adviser on behalf of the respective Funds severally and not jointly, with the express intention that the provisions contained in each numbered paragraph hereof shall be understood as applying separately with respect to each Fund as if contained in separate agreements between the Adviser and Sub-Adviser for each such Fund. In the event that this Agreement is made applicable to any additional Funds by way of a Schedule executed subsequent to the date first indicated above, provisions of such Schedule shall be deemed to be incorporated into this Agreement as it relates to such Fund so that, for example, the execution date for purposes of Paragraph 6 of this Agreement with respect to such Fund shall be the execution date of the relevant Schedule.

15.           Code of Ethics. The Sub-Adviser has adopted a written code of ethics that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act, which it has provided to the Trust. Upon request, the Sub-Adviser shall provide the Trust with a (i) copy of the Sub-Adviser’s current Code of Ethics, as in effect from time to time, and (ii) certification that it has adopted procedures reasonably necessary to prevent its Access Persons from engaging in any conduct prohibited by the Sub-Adviser’s Code of Ethics. Annually, the Sub-Adviser shall furnish a written report, which complies with the requirements of Rule 17j-1, concerning the Sub-Adviser’s Code of Ethics to the Trust’s Board. The Sub-Adviser shall respond to requests for information from the Trust as to material violations of the Code of Ethics by Access Persons and the sanctions imposed by the Sub-Adviser. The Sub-Adviser shall promptly notify the Trust of any material violation of the Code of Ethics, whether or not such violation relates to a security held by the Fund. Within six months after the adoption of the amendment, the Sub-Adviser shall report to the Trust’s Board, in writing, any material amendment made to its Code of Ethics.

16.           Miscellaneous.

(a)           A copy of the Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of the Fund or the Trust.

(b)           Where the effect of a requirement of the 1940 Act or Advisers Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

17.           Authority. The Adviser represents and warrants that it has the authority to enter into and have the Sub-Adviser perform the services contemplated by this Agreement and is not prohibited by the 1940 Act or the Advisers Act from entering into this Agreement or from having the Sub-Adviser perform the services contemplated by this Agreement.

18.           Amendment. This Agreement may be amended at any time by mutual consent of the Adviser, the Sub-Adviser and the board of trustees of the Trust, provided that, if required by law, such amendment shall also have been approved by vote of a majority of the outstanding voting securities of the Fund and/or by vote of a majority of the trustees of the Trust who are not interested persons of the Trust, the Adviser or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval.

19.           Financial Regulation.

(a)           The Sub-Adviser is regulated by the FSA in the conduct of regulated activities and nothing in this Agreement shall exclude any liability of the Sub-Adviser to the Adviser under the Financial Services and Markets Act 2000 or the FSA Rules.

(b)           For the purposes of the FSA Rules the Sub-Adviser shall classify the Adviser as an Intermediate Customer which is hereby communicated to the Adviser and which in signing this Agreement is accepted by the Adviser.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.

SEI Investments Management Corporation	Record Currency Management Limited

By:	By:

/s/ Sofia A. Rosala	/s/ Peter Wakefield

Name:	Name:

Sofia A. Rosala	Peter Wakefield

Title:	Title:

Vice President & Asst. Secretary	Managing Director

	By:	/s/ Mike Timmins
	Name:	Mike Timmins
	Title:	CFO/ Co. Secretary

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Record Currency Management Limited

As of July 25, 2006

SEI Institutional Managed Trust

Enhanced Income Fund

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Record Currency Management Limited

As of July 25, 2006

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

The compensation payable to the Sub-Adviser for its services hereunder to the Enhanced Income Fund shall be x.xx% of the value of the mandate size, such amount to be communicated to the Sub-Adviser by the Adviser in writing from time to time.

For purposes of this Schedule B, the Adviser will determine the “value of the mandate size” by reference to all of the portfolios of the SEI Funds managed by the Sub-Adviser on behalf of the Adviser. The fee for the Enhanced Income Fund will be its pro rata portion of the total fee calculated as set forth above.

Agreed and Accepted:

SEI Investments Management Corporation		Record Currency Management Limited

By:		By:

/s/ Sofia A. Rosala		/s/ Peter Wakefield

Name:		Name:

Sofia A. Rosala		Peter Wakefield

Title:		Title:

Vice President & Asst. Secretary		Managing Director

By:	/s/ Mike Timmins
Name:	Mike Timmins
Title:	CFO/ Co. Secretary